UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2017

EastGroup Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-07094	13-2711135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

190 East Capitol Street, Suite 400, Jackson, Mississippi		39201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	601-354-3555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of N. Keith McKey

On March 3, 2017, EastGroup Properties, Inc. (the “Company”) announced that N. Keith McKey will retire from his position as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company effective as of the close of business on July 31, 2017.

Appointment of Brent W. Wood as Chief Financial Officer

On March 3, 2017, the Board of Directors (the “Board”) of the Company appointed Brent W. Wood to the position of Executive Vice President and Chief Financial Officer, effective upon Mr. McKey’s retirement. Mr. Wood, age 47, has been serving as Senior Vice President and head of the Company’s regional office in Houston, Texas. Mr. Wood joined the Company in 1996, serving as Assistant Controller, Senior Asset Manager and more recently Senior Vice President.

2016 Executive Compensation Program

On March 2, 2017, the Compensation Committee of the Board approved the 2016 annual incentive awards for the Company’s executive officers, which were paid one-half in cash and one-half in equity. The Compensation Committee measured the Company’s funds from operations (FFO) per share, same property operating results, certain Company-wide strategic objectives and total shareholder return for 2016 against performance goals established in 2016. Based on this analysis, the following annual cash incentive compensation and annual equity incentive compensation was awarded.

		Annual Equity Incentive
	Annual Cash		Grant Date Fair
Name	Incentive	Shares	Value
Marshall A. Loeb	$770,000	13,846	$1,035,681
N. Keith McKey	$481,320	8,655	$647,394
John F. Coleman.	$312,480	5,619	$420,302
Brent W. Wood	$312,480	5,619	$420,302

Also on March 2, 2017, the Compensation Committee approved the 2016 long-term equity incentive awards for the Company’s executive officers. The Compensation Committee measured the Company’s relative and absolute performance during 2016 against performance goals established in 2016, which included the Company’s total return compared to the NAREIT Industrial Index, NAREIT Equity Index and the Russell 2000 Index over the five-year period ended December 31, 2016 and the Company’s total return on an absolute basis for the year ended December 31, 2016. Based on this analysis, the following long-term equity incentive compensation was awarded.

	Long-Term Equity Incentive
Name	Shares	Grant Date Fair Value
Marshall A. Loeb	11,868	$887,727
N. Keith McKey	7,419	$554,942
John F. Coleman.	4,816	$360,237
Brent W. Wood	4,816	$360,237

Amendment of 2013 Equity Incentive Plan

On March 3, 2017, the Board approved an amendment to Section 18 of the EastGroup Properties, Inc. 2013 Equity Incentive Plan (the “Plan”) to permit recipients of awards to withhold shares for tax purposes using rates up to the maximum individual statutory tax rate for each applicable tax jurisdiction, rather than being limited to the minimum statutory amount. This change reflects new guidance issued by the Financial Accounting Standards Board (the “FASB”) on March 30, 2016 and set forth in the FASB’s Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting.

In addition, the Board approved a corresponding amendment to Section 5(c) of the Plan (stock subject to the Plan and limits on awards) to address how shares withheld for tax purposes become available for future grant or sale under the Plan.

The foregoing summary description of the above amendments is qualified in its entirety by reference to the full text of the EastGroup Properties, Inc. 2013 Equity Incentive Plan, as amended, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 3, 2017, the Board adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) in connection with its regular review of the Company’s corporate governance structure. These amendments opt out of certain provisions of the Maryland General Corporation Law (the “MGCL”) relating to business combinations and control share acquisitions and are intended to further align the Company’s corporate governance structure with the interests of the Company’s stockholders.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. On March 3, 2017, the Board adopted a resolution providing that any business combination between the Company and any other person was exempted from the business combination provisions contained in Title 3, Subtitle 6 of the MGCL.

Pursuant to the amendment to the Bylaws adopted by the Board, the resolution providing the exemption from the business combination provisions of the MGCL may only be revoked, altered or amended, and the Board may only adopt a resolution inconsistent with such resolution (including an amendment to that bylaw provision), with prior stockholder approval.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. The Bylaws previously contained a provision exempting an acquisition by a person that is a registered investment advisor under the Investment Advisors Act of 1940, provided that such shares of stock are acquired in the ordinary course of business of the acquirer, in good faith and not with the intent to effect or to influence a change of control in the Company.

Pursuant to the amendment to the Bylaws adopted by the Board, any acquisition by any person of shares of stock of the Company is exempted from the Control Share Acquisition Act and the applicable Bylaw provision may be amended only with prior stockholder approval.

The summary of the amendment to the Bylaws above is qualified in its entirety by the amendment to the Bylaws filed herewith as Exhibit 3.1 to this report and incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure

A copy of the Company’s March 3, 2017 press release announcing the retirement of Mr. McKey and appointment of Mr. Wood is attached hereto as Exhibit 99.1.

The information set forth in Item 7.01 together with the related exhibit in Item 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01 Other Events

The Company is filing as Exhibit 99.2 (which is incorporated by reference herein) a description of the material U.S. federal income tax considerations relating to the taxation of the Company as a real estate investment trust for federal income tax purposes and the ownership and disposition of Company stock. This description contained in Exhibit 99.2 replaces and supersedes prior descriptions of the federal income tax treatment of the Company and its stockholders to the extent that they are inconsistent with the description contained in this Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

3.1	Amended and Restated Bylaws of EastGroup Properties, Inc. (as adopted on March 3, 2017)

10.1	EastGroup Properties, Inc. 2013 Equity Incentive Plan, as amended and restated as of March 3, 2017

99.1	Press Release, dated March 3, 2017 regarding CFO transition

99.2	Material United States Federal Income Tax Considerations

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastGroup Properties, Inc.

March 3, 2017	By:	N. Keith McKey

Name: N. Keith McKey
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of EastGroup Properties, Inc. (as adopted on March 3, 2017)
10.1	EastGroup Properties, Inc. 2013 Equity Incentive Plan, as amended and restated as of March 3, 2017
99.1	Press Release, dated March 3, 2017 regarding CFO transition
99.2	Material United States Federal Income Tax Considerations